UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2017

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of WEX Inc. (the "Company") held on May 12, 2017, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2020 annual meeting of shareholders.

Michael E. Dubyak
For: 39,249,894
Against: 1,073,268
Abstain: 52,671
Broker Non-Votes: 679,430

Rowland T. Moriarty
For: 38,942,110
Against: 1,379,419
Abstain: 54,305
Broker Non-Votes: 679,429

Following the 2017 annual meeting, John E. Bachman, George L. McTavish, Regina O. Sommer and Jack VanWoerkom, having terms expiring in 2018, and Shikhar Ghosh, James Neary, Kirk Pond and Melissa D. Smith, having terms expiring in 2019, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 40,075,448
Against: 251,119
Abstain: 49,265
Broker Non-Votes: 679,431

3. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year: 37,710,851
Every 2 Years: 9,288
Every 3 Years: 2,607,803
Abstain: 47,892
Broker Non-Votes: 679,429

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017 was ratified.

For: 40,564,206
Against: 442,644
Abstain: 48,412

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 17, 2017	By:	/s/ Gregory A. Wiessner
Gregory A. Wiessner
Vice President, Corporate Securities Counsel